UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2007

RUSSOIL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-136614	20-5022973
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Russoil Corporation
230 Park Avenue
10th Floor
New York, New York 10169
(Address of Principal Executive Offices/Zip Code)

(212) 551-1474
(Registrant’s telephone number, including area code)

P.O. Box 49
134 Suncook Valley Road
Center Barnstead, New Hampshire 03225
(Registrant’s Former Address, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.   Entry into a Material Definitive Agreement.

Pursuant to an Agreement dated as of June 9, 2007, by and among Russoil Corporation (the “Company”), OJSC Smolenenergy (“Smolenenergy”) and Selection Oil Limited (“Selection”), the Company has agreed to issue 4,000,000 shares of its common stock in consideration for Selection agreeing to sublicense a certain portion of Selection’s oilfield to Smolenenergy. Selection’s license is situated in Tomsk, Russia. The completion of the transaction is subject to the satisfaction of certain conditions including, but not limited to (i) the Company’s satisfactory due diligence of Selection’s license and field; (ii) legal requirements; and (iii) the Company’s acquisition of Smolenenergy. On May 31, 2007, the Company entered into a Share Exchange Agreement pursuant to which the Company is to exchange all of Smolenenergy’s shares for 51% of the Company’s capital stock. There can be no assurance that the necessary prerequisite of Smolenenergy becoming wholly owned by the Company will occur, that the agreement with Selection will be consummated or the license or the wells acquired will ever prove to be of financial benefit to the Company.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Agreement.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSSOIL CORPORATION

By:	/s/ Silvestre Hutchinson
Name: Silvestre Hutchinson
Title: President

Dated: June 13, 2007